Exhibit 99.1

From:	Larry Ellison
To:	Corporate Broadcast
Subject:	Mark Hurd
Date:	Friday, October 18, 2019

Team,

It is with a profound sense of sadness and loss that I tell everyone here at Oracle that Mark Hurd passed away early this morning. Mark was my close and irreplaceable friend, and trusted colleague. Oracle has lost a brilliant and beloved leader who personally touched the lives of so many of us during his decade at Oracle. All of us will miss Mark’s keen mind and rare ability to analyze, simplify and solve problems quickly. Some of us will miss his friendship and mentorship. I will miss his kindness and sense of humor. Mark leaves his beloved wife Paula, two wonderful daughters who were the joy of his life, and his much larger extended family here at Oracle who came to love him. I know that many of us are inconsolable right now, but we are left with memories and a sense of gratitude...that we had the opportunity to get to know Mark, the opportunity to work with him...and become his friend.

Larry